Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

CORPORATE CONTACTS:	INVESTOR INQUIRIES:
Jamie Burt, Media	Chris Hodges or Bobby Winters
(419) 325-2672	Alpha IR Group
jburt@libbey.com	(312) 445-2870
LBY@alpha-ir.com

FOR IMMEDIATE RELEASE

LIBBEY ANNOUNCES CEO TRANSITION

William Foley to retire and stay with company as chairman; Michael P. Bauer to succeed Foley as Libbey CEO

TOLEDO, Ohio (March 12, 2019) --Libbey Inc. (NYSE American: LBY), one of the world’s largest glass tableware manufacturers, announced today that its board of directors has named Michael (Mike) P. Bauer as the Company’s next chief executive officer, effective March 25, 2019. Bauer was also appointed to the Company’s board of directors effective March 25, 2019. William (Bill) A. Foley, Libbey’s current CEO and chairman of the board, will retire as CEO effective March 24, 2019, but will remain with the Company as executive chairman of the board.
“The board of directors is excited to welcome Mike Bauer to Libbey Inc.,” said John Orr, Libbey’s lead independent director. “As part of Libbey’s succession planning process, which has been underway for some time, we undertook an extensive search and our board believes that Mike is the ideal candidate to succeed Bill. Mike’s extensive experience and track record of success leading strategy, growth and margin expansion in multi-channel, global consumer product organizations are a strong fit for Libbey. In addition, Mike’s considerable knowledge of finance, supply chain, marketing, manufacturing and e-commerce will complement our team and help us continue to drive profitable growth, operational excellence and organizational excellence. We are confident that Mike, working together with our strong management team, will help us leverage and expand upon our position as the world’s leading global glass tableware manufacturer.”
“I’m truly excited to be joining Libbey and believe that our organization has a tremendous opportunity to build upon the foundational elements that Bill and the team have put in place over the last few years,” said Bauer. “I look forward to working with the executive leadership team and the board of directors to continue building a strong, dynamic and agile organization that’s focused on meeting the needs of our end-users, channel partners and

Libbey Inc.

shareholders. The global consumer goods market continues to undergo a transformational shift as changes in consumer preferences and channels require fresh ideas and decisive leadership to effectively navigate this environment. I believe Libbey’s leadership position across its key markets, and the breadth of investments that Bill and the team have underway, position the organization well to leverage our strengths and competitive advantages to create strong value in the future.”

Commenting on Mr. Foley’s leadership over the past three years, Mr. Orr said, “Bill has overseen a critical period in Libbey’s commercial transformation, including the creation of our highly successful and expanding e-commerce platform. Further, he reinvigorated a culture of product innovation that is now driving creativity at Libbey, delivering a wealth of new product choices to our customers each year. The environment that Bill has guided our Company through during this time period, particularly the competitive changes and challenges taking place within our industry, has not been easy. His leadership has helped to maintain and grow our leading industry position and we want to thank Bill for his hard work and dedication. We are also glad that we’ll continue to have his insights and contributions as an ongoing member of our board of directors.”

Mr. Bauer has more than 30 years of experience with leading consumer product manufacturers. Most recently, he served as president of The Master Lock Company (the Security segment of Fortune Brands Home & Security, Inc.), from 2014 to 2018. In that role, he was responsible for all aspects of the global consumer goods manufacturer, including the marketing and distribution of locks, safes and other mechanical, electromechanical and digital security products. Prior to joining The Master Lock Company, Mr. Bauer served as president of the U.S. business of Moen, also a Fortune Brands Home & Security, Inc. subsidiary and an international manufacturer, marketer and distributor of residential and commercial faucets, sinks, bath accessories and bath safety products. Mr. Bauer joined Moen as corporate controller in 1997 and held successive roles of increasing responsibility, including director of marketing and product development CSI and vice president and general manager of Moen’s retail business, before assuming the role of president of the U.S. business in 2011.

Mr. Bauer holds a B.B.A. in Accounting from Cleveland State University and an MBA in Finance from Case Western Reserve University in Cleveland, Ohio.

The Compensation Committee of the board of directors has authorized the issuance to Mr. Bauer, on March 25, 2019, of 116,827 restricted stock units (RSUs) that are scheduled to vest in equal installments on March 25, 2020, March 25, 2021 and March 25, 2022, respectively. In addition, Mr. Bauer will receive an award of 150,000 non-qualified stock options (NQSOs) that will cliff vest on March 25, 2022 and have a 10-year term. These 150,000 NQSOs will be divided into four groups of 37,500 NQSOs each. The exercise price of the first group of NQSOs will be $7.00 per share, the exercise price of the second group of NQSOs will be $8.50 per share, the exercise price of the third group of NQSOs will be $10.00 per share, and the exercise price of the fourth group of NQSOs will be $11.50 per share. These awards of RSUs and NQSOs were granted to induce Mr. Bauer to join the Company and will be issued outside the terms of the Company’s Amended and Restated 2006 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan in accordance with Section 711(a) of the NYSE American Company Guide.

Libbey Inc.

About Libbey Inc.
Based in Toledo, Ohio, Libbey Inc. is one of the largest glass tableware manufacturers in the world. Libbey Inc. operates manufacturing plants in the U.S., Mexico, China, Portugal and the Netherlands. In existence since 1818, the Company supplies tabletop products to retail, foodservice and business-to-business customers in over 100 countries. Libbey's global brand portfolio, in addition to its namesake brand, includes Libbey Signature®, Master's Reserve®, Crisa®, Royal Leerdam®, World® Tableware, Syracuse® China, and Crisal Glass®. In 2018, Libbey Inc.'s net sales totaled $797.9 million. Additional information is available at www.libbey.com.

Caution on Forward-Looking Statements
This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements. Investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on February 27, 2019. Important factors potentially affecting performance include but are not limited to risks related to increased competition from foreign suppliers endeavoring to sell glass tableware, ceramic dinnerware and metalware in our core markets; global economic conditions and the related impact on consumer spending levels; major slowdowns or changes in trends in the retail, travel, restaurant and bar or entertainment industries, and in the retail and foodservice channels of distribution generally, that impact demand for our products; inability to meet the demand for new products; material restructuring charges related to involuntary employee terminations, facility sales or closures, or other various restructuring activities; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; our ability to borrow under our ABL credit agreement; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increased pension expense associated with lower returns on pension investments and increased pension obligations; increased tax expense resulting from changes to tax laws, regulations and evolving interpretations thereof; devaluations and other major currency fluctuations relative to the U.S. dollar and the euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of exchange rate changes to the value of the euro, the Mexican peso, the RMB and the Canadian dollar and the earnings and cash flows of our international operations, expressed under U.S. GAAP; the effect of high levels of inflation in countries in which we operate or sell our products; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; the failure of our investments in e-commerce, new technology and other capital expenditures to yield expected returns; failure to prevent unauthorized access, security breaches and cyber attacks to our information technology systems; compliance with, or the failure to comply with, legal requirements relating to health, safety and environmental protection; our failure to protect our intellectual property; and the inability to effectively integrate future business we acquire or joint ventures into which we enter. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.